UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     September 16, 2004

PARTY CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27826	22-3033692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Commons Way, Rockaway, NJ		07866
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:     (973) 983-0888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: LEASE
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement

     On September 16, 2004, Party City Corporation (the “Company”) entered into a lease (the “Lease”) with North Jersey Green 501, LLC for approximately 106,000 square feet of an office building (the “Office Building”) located at 25 Green Pond Road, Rockaway, New Jersey to be used as the Company’s new corporate headquarters. A copy of the Lease is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The lease for the Company’s current corporate headquarters expires in December 2004, but the Company is currently negotiating an extension of such lease for a period of months to coincide with its transition to the new corporate headquarters. The Company intends to relocate to the new corporate headquarters by June 2005, and intends to vacate its current corporate headquarters thereafter.

     The Lease is for a term of 12 years, with two five-year renewals at the Company’s option. During the initial six years of the Lease, the Base Rent (as defined therein) is $136,978.41 per month. The Base Rent increases to $145,811.75 for the remaining six years of the Lease’s initial term. The Company must also pay certain customary operating expenses. The lessor is required to spend up to $7 million to make certain interior and exterior improvements and alterations at the request of the Company prior to the commencement of the Company’s operations at the Office Building; to the extent the $7 million allowance is not used, the Base Rent will be reduced pursuant to a formula set forth in the Lease.

     The Company has a right of first refusal to purchase the Office Building during the Lease, and an option to purchase the Building at the end of the Lease’s initial term. In addition, the Company has a right of first offer on the remaining 15,000 square feet of the Office Building.

     The foregoing is a summary of certain material provisions of the Lease and is qualified in its entirety by reference to the full text of the Lease, as set forth in Exhibit 10.1.

Item 7.01 Regulation FD Disclosure

     On September 16, 2004 the Company announced that Chief Executive Officer Nancy Pedot and other members of management will be speaking at the C.L. King & Associates “Best Ideas Conference,” which will be held on Tuesday, September 21, 2004, in New York City. The Party City presentation will begin at approximately 2:05 p.m. Eastern Time. A webcast of the Party City presentation will be accessible upon the conclusion of management’s remarks, at approximately 2:45 p.m. Eastern Time on Tuesday, September 21, 2004, at http://www.wsw.com/webcast/clk/pcty, or on the Company’s website, http://www.partycity.com. The webcast will be available until the close of business on Wednesday, September 29, 2004.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and the related exhibits set forth in Items 7.01 and 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references such information.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

     A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2004	PARTY CITY CORPORATION

	By:	/s/ Gregg A. Melnick

	Name:	Gregg A. Melnick
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Lease, dated September 16, 2004, by and between the Company and North Jersey Green 501, LLC regarding new corporate headquarters.

99.1	Press Release, dated September 16, 2004, announcing that management will be speaking at the C.L. King & Associates “Best Ideas Conference,” which will be held on Tuesday, September 21, 2004.